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                [American Real Estate Partners, L.P. Letterhead]


Contact:          John P. Saldarelli
                  Secretary and Treasurer
                  914-242-7700

                              FOR IMMEDIATE RELEASE
                              ---------------------

                       AMERICAN REAL ESTATE PARTNERS, L.P.
                         RECEIVES TENDER OFFER DOCUMENTS

MT. KISCO, NEW YORK --November 20, 1998 -- American Real Estate Partners, L.P. (the "Company") (NYSE:ACP) announced today that it has received copies of documentation related to a tender offer from High Coast Limited Partnership (an affiliate of Carl C. Icahn), which is seeking to acquire up to 10,000,0000 of the outstanding Depositary Units representing limited partner interests in the Company at a price of $10.50 per Depositary Unit.

The Company stated that the Audit Committee of the Board of Directors of its General Partner is considering the offer and will advise its Unitholders on or prior to December 7, 1998 of its decision either to recommend acceptance or rejection of the offer, or to express no opinion and remain neutral toward the offer, or of its inability to take a position with respect to the offer.

NO SOLICITATION OR RECOMMENDATION REGARDING THE OFFER IS INTENDED OR MADE
HEREBY.

American Real Estate Partners, L.P. is a master limited partnership primarily engaged in acquiring and managing real estate investments with a primary focus on office, retail, industrial, hotel and residential properties.